AMENDMENT AGREEMENT

This Amendment Agreement is made as of April 20, 2012 (“Amendment”), between Ironwood Gold, Corp., a Nevada corporation (the “Company”) and Alpha Capital Anstalt (“Alpha”) regarding the note issued by the Company to Alpha dated August 16, 2011 in the original principal amount of $550,000 (the “Note”) and a warrant to purchase 27,500,000 shares of the Company’s Common Stock issued by the Company to Alpha dated August 16, 2011 (the “Warrant”)

WHEREAS, the Company and Alpha have agreed to modify certain terms of the Note and Warrant as described herein.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.          Subject to adjustment as provided in the Note and Subscription Agreement, the Conversion Price of the Note shall be $0.08.

2.          As a result of the reduction of the Conversion Price of the Note described in Section 1 above and subject to further adjustment as provided in the Warrant and Subscription Agreement, the Purchase Price of the Warrant is $0.08 and the number of shares purchasable pursuant to the Warrant is increased to 10,312,500.

3.          The Lender agrees to cancel 4,312,500 shares purchasable pursuant to the Warrant, so that after giving effect to this Agreement the Lender shall have the right to purchase 6,000,000 shares pursuant to the Warrant.

4.          A copy of this Agreement annexed to the Note or Warrants shall be sufficient to reflect the amendment thereto.

5.          Except as set forth herein the Note and Warrant remain in full force and effect without any modification.

6.          This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or electronically, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

IRONWOOD GOLD, CORP.	ALPHA CAPITAL ANSTALT

/s/	/s/
By: Behzad Shayanfar	By: Konrad Ackerman
Its: Chief Executive Officer	Its: Director